ESCROW AGREEMENT
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               THIS ESCROW AGREEMENT is made and entered into this ___ day of June, 1997, by and between MEDLEY CREDIT ACCEPTANCE CORP., a Delaware corporation having its principal office at 10910 N.W. South River Drive, Miami, Florida 33187, (hereinafter referred to as "Company"), MEDLEY GROUP, INC., a Delaware Corporation (hereinafter referred to as "Group"), PCM SECURITIES LIMITED, L.P., (hereinafter referred to as the "Underwriter"), and SUNTRUST/SOUTH FLORIDA, NATIONAL ASSOCIATION, with its office located at 501 East Los Olas Boulevard, Ft. Lauderdale, Florida 33301 (hereinafter referred to as "Escrow Agent").

                                      WITNESSETH

               WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission for a public offering (the "Public Offering") of a minimum of One Million Two Hundred Thousand (1,200,000) shares of common stock at $5.50 per share and redeemable warrants to purchase a minimum of One Million Two Hundred Thousand (1,200,000) shares of common stock at $.15 per warrant on a best efforts,all or none basis (the "Minimum Offering"), and a maximum of One Million Six Hundred Thousand (1,600,000) shares of common stock and warrants to purchase One Million Six Hundred Thousand (1,600,000) shares of common stock on a best effort basis (the "Maximum Offering"), and

               WHEREAS, to close on the Minimum Offering and disburse the escrowed funds,the Escrow Agent must receive the sum of Six Million Seven Hundred Eighty Thousand Dollars ($6,780,000.00) from the sale of shares and warrants in the Minimum Offering for deposit into Escrow, and

               WHEREAS, the ownership of the shares of Common Stock (the "Common Shares") to be sold in the Minimum Offering are owned as follows:

                    (1)  Company   1,000,000

                    (2)  Group     200,000
          , and

               WHEREAS, as a condition to closing on the Minimum Offering, Group has agreed on behalf of Medley Refrigeration, Inc., Group's majority owned subsidiary, to remit directly to Company the proceeds from the sale of Group's 200,000 shares of common stock in the Minimum Offering ($990,000) for the express purpose of satisfying in their entirety all receivables then outstanding from Medley Refrigeration, Inc. to the Company, and

               WHEREAS, pending the sale of the Minimum Offering, the proceeds of the sale are required to be held in escrow so that in the event within 30 days from the offering's effective date the Minimum Offering is not sold, all monies received will be refunded to the subscribers in full, and

               WHEREAS, provided the funds from subscriptions for the Minimum Offering in the sum of Six Million Seven Hundred Eighty Thousand Dollars ($6,780,000.00) have been received by the Escrow Agent, timely, the Escrow Agent will be responsible for paying the proceeds of said subscriptions as required by this Agreement, and

               WHEREAS, the Company, Group, Underwriter and Escrow Agent desire to memorialize their agreement concerning the escrow into a written instrument.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the parties agree as follows:

               1.   RECITALS:  The above and foregoing recitals are true
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          and correct and are incorporated herein.

               2.   ESCROW:  The Escrow Agent agrees to accept all funds
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          delivered to it derived from the sale of common stock and
          redeemable warrants arising from the Minimum Offering of the Company and to hold and disburse said funds in furtherance of the terms of this agreement. The Escrow Agent shall acknowledge to the Company the receipt of all funds received by it for deposit into escrow by 5:00 p.m. of each business day during the 30 day sale period or until this escrow is terminated by the receipt of the Minimum Offering funds, whichever date shall occur first.
          The Escrow Agent shall furnish the Company with an escrow receipt evidencing each deposit, which receipt shall contain the date of receipt, the amount received, and the name of the subscriber from whom the funds are received.

               3.   REQUIREMENTS FOR DISBURSEMENTS OF ESCROWED FUNDS:  The
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          Escrow Agent shall disburse and pay over all funds held in escrow upon the satisfaction of the following conditions:

                    a. Escrow Agent shall have received Six Million Seven Hundred Eighty Thousand Dollars ($6,780,000.00).

                    b. Escrow Agent shall have received written confirmation from the Underwriter, that subscriptions and subscription funds representing the Minimum Offering have been sold and received.

               In the event the foregoing requirements are not satisfied prior to 30 days from the effective date of the offering, and said date has not been extended by the written agreement of the Company and Underwriter, delivered to the Escrow Agent on or before the close of business on the 28th day following the effective date, all monies received by Escrow Agent will be refunded and returned to the subscribers in full.

               4.   INTEREST ON ESCROWED FUNDS:  All interest accruing on
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          the escrowed funds from the date of deposit to disbursement shall belong to the Company.

               5.   DISBURSEMENT OF ESCROWED FUNDS:  Provided the
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          requirement for disbursement set forth in Section 3 above have been satisfied, Escrow Agent shall disburse the escrowed funds as follows:

                    a. The escrowed funds due Group in the sum of $990,000.00 shall be paid directly to the Company by the Escrow Agent pursuant to the terms of this Agreement.

                    b. The balance of the escrowed funds shall be disbursed pursuant to a closing statement delivered to the Escrow Agent on the day of closing executed by the Company and Underwriter.

               6.   CLOSING DATE:  The closing of this Escrow and the
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          disbursement of the escrowed funds shall take place within 72 hours of the Escrow Agent's receipt of the requirements set forth in Section 3 above.

               7.   INVESTMENTS:  Funds held in escrow under this Escrow
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          Agreement shall be invested in short term U.S. Government
          Securities, money market funds or such other similar short term, highly liquid investments as authorized by the Company. Investment income derived on the funds held in escrow shall accrue and be deposited into a separate escrow fund for accounting purposes.

               8.   ESCROW AGENT'S RIGHT TO RELY; DUTIES:  All funds
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          deposited with the Escrow Agent shall be accepted, subject to clearance. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in its sole discretion, believes to be genuine; may assume the validity and accuracy of any statements or assertions contained in such writing or instrument; and may assume that any person purporting to give any writing, notice, advice,or instruction in connection with provisions hereof, has been duly authorized to do so. The Escrow Agent shall not be liable to any party to this Escrow Agreement, or to any other individual or entity in any manner for the sufficiency or correctness as to form, manner of execution, or validity of any written instructions delivered to it, nor as to the identity, authority, or rights of any person executing the same. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and no implied duties or obligations shall be read into this Escrow Agreement as against the Escrow Agent.

               9.   INDEMNIFICATION:  The Escrow Agent may consult with
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          counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or error of judgment, or for any acts of omissions of any kind unless caused by its willful misconduct or gross negligence and the Company agrees to indemnify and hold harmless the Escrow Agent from any claims, demands, causes of action, liabilities, damages or judgments, including the cost of defending any action against it, together with any reasonable attorney's fees of any nature (including appeal) incurred therewith in connection with Escrow Agent's undertakings pursuant to the terms and conditions of the Escrow Agreement, unless such act or omission is a result of the willful misconduct or gross negligence of the Escrow Agent.

               10.  INTERPLEADER:  If disagreement arises about the
                    ------------
          interpretation of this Escrow Agreement, or about the rights and obligations or the propriety of any action contemplated by the Escrow Agent hereunder,Escrow Agent may, at its sole discretion, file an action in interpleader to resolve the said disagreement. The Escrow shall be indemnified by the Company for all costs, including reasonable attorneys' fees of any nature (including appeal) in connection with any aforesaid interpleader action and the Escrow Agent shall be fully protected in suspending all or a part of its activities under this Escrow Agreement until a final judgment in the interpleader action shall have been rendered by the appropriate judicial body.

               11.  COMPENSATION:  The Escrow Agent shall receive
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          compensation in accordance with its schedule of fees attached hereto as "Exhibit A" and incorporated herein as part of this Escrow Agreement. The fee schedule may be modified from time to time, provided however, that all parties hereto shall be given 30 days notice prior to the effective date of any fee increase.

               12.  RESIGNATION:  The Escrow Agent may resign at any time
                    -----------
          for any reason upon the giving of 30 days' written notice to the Company. If a notice of appointment of a successor Escrow Agent is not delivered to the Escrow Agent within 30 days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction (the "Court") to name a successor escrow agent, and the Escrow Agent herein shall be fully relieved of all liability to any and all parties upon the transfer of all cash or property in its possession under the Escrow Agreement to the successor escrow agent either designated or appointed by the Court.

               13.  GOVERNING LAW:  This Escrow Agent shall be construed
                    -------------
          and enforced according to the laws of the State of Florida.

               14.  ENTIRE AGREEMENT:  This Escrow Agreement represents the
                    ----------------
          entire agreement between SunTrust/South Florida, N.A., as Escrow Agent, and all other parties to this Escrow Agreement, with respect to the subject matter of this Escrow Agreement, and shall be binding upon the parties, their respective successions and assigns.

               15.  COUNTERPARTS:  This Agreement may be executed through
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          the use of separate signature pages or in any number of
          counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

               16.  NOTICES:  Any notices and communication required or
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          permitted hereunder shall be sufficiently given if sent by first-
          class mail, postage prepaid, addressed as follows:

               (a)  If to Company addressed to:

                                        Medley Credit Acceptance Corp.
                                        Attn: Robert D. Press, President
                                        10910 N.W. South River Drive
                                        Miami, Florida 33178

                    with a copy to:     Maynard J. Hellman, Esq.
                                        Hellman & Maas
                                        1100 Ponce de Leon Blvd.
                                        Coral Gables, Florida 33134

               (b)  If to the Escrow Agent, addressed to:

                                        SunTrust/South Florida, N.A.
                                        501 East Las Olas Boulevard
                                        Fort Lauderdale, Florida 33301
                                        Attn:  Corporate Asset Management
                                               Division
                                        Trust and Investment Management
                                        Group

               (c)  If to GROUP addressed to:

                                        Medley Group, Inc.
                                        Attn: Robert D. Press, President
                                        10910 N.W. South River Drive
                                        Miami, Florida 33178

               (d)  If to Underwriter addressed to:

                                        PCM Securities Limited, L.P.
                                        32 Old Slip, 9th Floor
                                        New York, New York 10005

               IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals as of the day and year first above written.


                                        COMPANY:

                                        MEDLEY CREDIT ACCEPTANCE CORP.


                                        BY:
                                           --------------------------------
                                             ROBERT D. PRESS, PRESIDENT

                                        GROUP:

                                        MEDLEY GROUP, INC.


                                        BY:
                                           --------------------------------
                                             ROBERT D. PRESS, PRESIDENT

                                        UNDERWRITER:

                                        PCM SECURITIES LIMITED, L.P.


                                        BY:
                                           --------------------------------


                                        ESCROW AGENT:

                                        SUNTRUST/SOUTH FLORIDA, N.A.

                                        BY:
                                           --------------------------------